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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-6495 on Form S-4 dated June, 21 1996; No. 33-60513 on Form S-8 dated July 23, 1995; No. 33-98246 on Form S-8 dated August 17, 1994; and No. 33-80030 on
Form S-3 dated June 20, 1994 of our report dated September 20, 1996, with respect to the supplemental consolidated financial statements and schedule of Vivra Incorporated included in this Form 8-K.

We also consent to the incorportion by reference in Registration Statement
No. 333-6495 on form S-4 dated June 21, 1996; and No. 33-80030 on form S-3 dated June 20, 1994 of our reports dated May 9, 1996 with respect to the combined financial statements of Portsmouth Medical Specialists, Inc.
and Churchland Renal Center, Inc. as of December 31, 1995 and for the year then ended and dated May 31, 1996 with respect to the financial statements of Cooper, Moody, Altschuler, Chizner, Dennis and Niederman,
P.A., d/b/a The Greater Ft. Lauderdale Heart Group as of December 31, 1995 and for the year then ended included in this form 8-K.

                                            ERNST & YOUNG LLP
September 20, 1996
Los Angeles, California